UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 8, 2005

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-32325	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On November 8, 2005, the Compensation Committee of the Board of Directors of the Company approved discretionary cash bonuses to each of Ken L. Kenworthy, Jr., Chief Executive Officer, and Ken L. Kenworthy, Sr., Chief Financial Officer, in the amount of $50,000 payable one half in the fourth quarter of 2005 and one half in the first quarter of 2006. Such bonuses were awarded based on the Committee’s review of the overall performance of the Company in 2005, including drilling results, financial results and enhancement of shareholder value.

ITEM 2.02.	Results of Operations and Financial Condition.

On November 9, 2005, GMX issued a press release announcing, among other things, its results of operations for the third quarter 2005. A copy of the release is filed as an Exhibit to this report and shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

ITEM 7.01.	Regulation FD Disclosure.

On November 10, 2005, GMX Resources Inc. (the “Company”) made available on its website at www.gmxresources.com and distributed to certain investors a presentation (“Presentation”) dated November 9, 2005, providing certain information about the Company. The Presentation is furnished under this Item 7.01 pursuant to Regulation FD and is included as Exhibit 99.2 to this report.

ITEM 9.01	Financial Statements and Exhibits.

The following Exhibit is filed as a part of this report:

99.1	Press Release dated November 9, 2005.

99.2	Company Presentation dated November 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/s/ Ken L. Kenworthy, Sr.
Ken L. Kenworthy Sr., Chief Financial Officer

Date: November 10, 2005

INDEX TO EXHIBITS

99.1	Press Release dated November 9, 2005.

99.2	Company Presentation dated November 9, 2005.